EXHIBIT 10(s)(4)

                           CONSENT TO ASSIGNMENT
                                    AND
                                ASSIGNMENT


     This Consent to Assignment and Assignment ("Consent and
Assignment") is entered into by and between Varian Associates, Inc., a Delaware corporation ("Varian") and Richardson Electronics, Ltd., a Delaware corporation ("Richardson").

     WHEREAS, Varian has entered into a stock sale agreement dated June 9, 1995 ("Stock Agreement") pursuant to which Varian will transfer substantially all of the assets of Varian's Electron Devices business, including those of Varian's Power Grid Tube Products business unit, to Communications & Power Industries, Inc., a Delaware corporation, a wholly-owned subsidiary ("Assignee"), and sell the stock of Assignee to CPII Acquisition Corp., a Delaware corporation ("Buyer"); and

     WHEREAS, Varian desires to assign to Buyer all of Varian's right title and interest in that certain Distributor Agreement executed by and between Varian and Richardson on August 9, 1991, and as subsequently amended ("Distributor Agreement"), and all purchase orders, purchase contracts and order releases thereunder ("Contracts").

     NOW, THEREFORE, Richardson hereby consents to the assignment by Varian to Assignee of all of Varian's right title and interest in the Distributor Agreement and the Contracts, such assignment to become effective upon execution of this Consent and Assignment by the parties hereto, and consummation and closing of the transaction contemplated by the Stock Agreement. Nothing herein shall be held or construed to release Varian from any liability whatsoever under the Distributor Agreement or Contracts or from its covenants, agreements and obligations thereunder, but Richardson may have such remedies against Varian (including, without limitation, liquidated damages as provided in the Distributor Agreement) in the same manner as if the herein consented to assignment had not been made. It is further agreed that the taking by Richardson of any remedy against Assignee shall not preclude Richardson from the exercise of such remedy against Varian, but Richardson may have the same remedy against Varian and Assignee at the same or different times, but Richardson shall be limited to satisfaction in the aggregate only to the debts or obligations that may accrue under or by virtue of the Distributor Agreement or Contracts.

     IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Consent and Assignment.

VARIAN ASSOCIATES, INC.            RICHARDSON ELECTRONICS, LTD.


By: Joseph B. Phair                By: Edward J. Richardson

Title:  Vice President, General    Title:  Chairman & President
        Counsel and Secretary

Signature: /s/ Joseph B. Phair     Signature:/s/Edward J Richardson

Date:  August 4, 1995              Date: July 27, 1995